Exhibit 99.1

Dear GFI Colleagues,

Today we are announcing an important development for our company.   GFI Group has been, and continues to be, a leader in the wholesale brokerage industry, developing new markets and leading the way with initiatives such as our recent SEF filing.  In conjunction with the organic growth and development of our core wholesale brokerage business we have acquired a number of other businesses over the years. These businesses include the technology assets of Trayport and Fenics.

We are excited to announce that GFI has agreed to enter into a deal, whereby our Trayport and Fenics assets are to be sold to CME Group.  Our core wholesale brokerage business (including Kyte) will continue as a private company, headed by a GFI management team including me, Mickey Gooch and Nick Brown. The public announcement for the deal is attached to this email.

Upon the closing of the transaction, which is subject to , among other things, the requisite approval of GFI shareholders and regulatory approvals, employees in Trayport and Fenics will transfer their employment to CME Group.  The employees of the wholesale brokerage and Kyte businesses will continue in their current positions and can expect that the day-to-day running of the successor company to remain, in large part unchanged;  existing employment arrangements and reporting relationships will be largely unaffected by this transaction.  Over the coming days we will be holding a series of town hall meetings throughout our GFI offices in order to give you more information about this transaction and to answer your questions.   I invite you to attend one of the town hall meetings, the time and location of which will be communicated in a separate email.

This is both a challenging and exciting time for our industry and our company. I believe that in the long term this transaction will allow the wholesale brokerage business to continue as a more focused yet flexible company, ideally poised to take advantage of market opportunities. I am also pleased that our Trayport and Fenics teams will become part of a highly regarded, dynamic and innovative company with substantial growth potential.

I thank all of you for your past efforts on making GFI what it is today, and look forward to continuing to working with you for GFI’s continued success.

With sincere best wishes to all,

Colin Heffron

GFI , CEO

FOR IMMEDIATE RELEASE

CME Group and GFI Group Announce Plan for Strategic Transactions

•                  CME Group to Acquire Trayport and FENICS from GFI Group

•                  GFI Group Stockholders To Receive $4.55 per GFI Group Share in CME Group Stock Creating Substantial Stockholder Value

•                  GFI Group’s Wholesale Brokerage to be Acquired by Private Consortium of Current GFI Group Management

LONDON, CHICAGO and NEW YORK, July 30, 2014 - CME Group, the world’s leading and most diverse derivatives marketplace, and GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, today announced that they have entered into definitive agreements to create value for their respective stockholders through a two-step transaction through which:

•                  CME Group will acquire Trayport and FENICS. CME Group will purchase these businesses by first acquiring all of the outstanding shares of GFI Group in exchange for $4.55 per share in CME Group Class A Common Stock which represents a 46% premium above yesterday’s closing price of $3.11 per share of GFI Group common stock.

•                  Immediately following the acquisition of GFI Group, a private consortium of GFI Group management, led by current Executive Chairman Michael Gooch, CEO Colin Heffron and Managing Director Nick Brown, will acquire GFI Group’s wholesale brokerage and clearing businesses for $165M in cash and the assumption, at closing, of approximately $63M of unvested deferred compensation and other liabilities. After completion of the transaction, the wholesale brokerage business, including the Kyte Group, will continue as a private company with its management and operations largely unchanged. The continuing GFI Group brokerage business will maintain its commitment to both Trayport and FENICS by entering into long-term commercial agreements.

This two-step transaction, which has been approved by the Board of Directors of GFI Group upon the unanimous recommendation of a Special Committee comprised solely of independent and disinterested directors, and by the Board of Directors of CME Group, is expected to create significant stockholder value for both GFI Group and CME Group stockholders and to qualify as tax-free exchanges of equity for both groups. The transaction is subject to the approval of the stockholders of GFI Group as well as customary regulatory review and approvals.  It is expected that the transaction will close in early 2015.

“European energy markets are de-regulating, and the regional demand for risk management in the sector is very high and growing,” said CME Group Executive Chairman and President Terry Duffy.  “By acquiring Trayport, a well-established business that already has a strong client base, we will both expand CME Group’s involvement with European energy markets and increase operational efficiencies and trading opportunities for all European energy market participants — all while maintaining the independence of the Trayport operating platform. This acquisition is another strong example of how CME Group is expanding its international footprint and committed to the European marketplace overall.”

GFI Group Executive Chairman, Michael Gooch, commented: “We are very pleased to announce this transaction with CME Group and the substantial premium and liquidity it delivers to our stockholders. Optimizing GFI’s value for stockholders has been a goal of management since becoming a public company in 2005 and this transaction represents a singular and unique opportunity to return value. I am very proud of what our Trayport and FENICS teams have achieved since becoming a part of GFI. We are excited that these businesses will become part of a dynamic and highly-regarded company where their immediate strategic value can be further realized within CME.”

“While Trayport brokers and clients will continue to connect to clearing and execution services on multiple exchanges as they always have, CME Group also will be working to improve upon workflows and straight-through-processing that ultimately will benefit end users in the European energy markets,” said CME Group CEO Phupinder Gill.  “Overall, we see a number of opportunities with Trayport as we expand our global footprint, including facilitating and servicing Asian energy markets as they emerge.  The addition of FENICS will allow our FX futures and options business to more effectively and efficiently integrate and connect with the global OTC FX options marketplace.”

Colin Heffron, CEO of GFI Group, noted: “Over the past few years, the wholesale brokerage industry has faced challenging market conditions along with increased regulatory requirements.  Even with those challenges, we continued to invest in technology to better serve our clients and further increase overall market efficiency. This transaction unlocks the substantial value of our Trayport and FENICS technology businesses in a tax efficient manner. Additionally, it will allow our wholesale brokerage and Kyte businesses to continue as a private company, giving them the added flexibility and agility needed to capture future market opportunities. The talents and commitment of our team have made the GFI wholesale brokerage and clearing businesses recognized leaders in their industry.  I am proud and excited to continue to work together with them in this next phase of our development.”

Strategic Rationale for CME Group

The acquisition of Trayport, a leading provider of trading software in the European energy markets, which will operate under current management as a wholly-owned subsidiary, marks a further extension into the European energy markets for CME Group.  Trayport is used by brokers, exchanges and trading counterparties, and a significant share of European natural gas, power and coal trading activity takes place using Trayport software, network and hosting services.

Trayport expands CME Group’s existing global energy complex, which trades 1.7 million contracts a day and includes 500,000 contracts per day in Henry Hub, the US benchmark contract for natural gas. This acquisition adds European distribution to build on CME Group’s natural gas portfolio of deeply-liquid physically and financially settled futures and options contracts, growing North American basis markets and upcoming European Natural Gas Futures contracts.

The acquisition of FENICS, which also will operate under current management as a wholly-owned subsidiary, provides best-in-class price discovery, analytics, risk management and workflow connectivity services for the global OTC FX options markets.  As a result, this acquisition continues CME Group’s European infrastructure investment following the launch of FX futures and options on CME Europe in April 2014.  FENICS’ strong client base, particularly in Asia, will further complement CME Group’s FX product distribution.

The acquisition brings together FENICS’ OTC FX options analytics and pricing suite with a leading regulated FX futures and options marketplace with 2013 average daily volume of $108 billion, including $8.1 billion in options volume at CME Group.  As market participants prepare for OTC FX options clearing mandates in various regulatory jurisdictions, the connectivity of CME and FENICS will provide a conduit for OTC clients to access CME’s OTC clearing and exchange traded options.  In addition, FENICS will continue to serve as the sales agent for GFI Group’s wholesale broker market data.

Today’s announcement further builds on CME Group’s infrastructure investment in Europe, which includes the launch of CME Europe, mentioned above, the CME Group European Trade Repository offering that began operations in February of this year, and the opening of CME Group Clearing Europe in May 2011 which provides clearing services for more than 200 OTC commodity and financial products as well as for CME Europe.

Transaction Structure

The transaction will be effected through a merger of GFI Group and CME Group and a concurrent acquisition of the wholesale brokerage business by an entity controlled by the private consortium of GFI Group management. GFI Group stockholders will receive shares of CME Group Class A common stock for each share of GFI Group common stock held based on an exchange ratio the numerator of which is the offer price of $4.55 per share of GFI Group common stock and the denominator of which will be the 10-day average closing price of CME Group common stock prior to the closing date of the transaction.  Based on the closing price of shares of GFI Group common stock on July 29, 2014, the last day of trading prior to the announcement of the transaction, the exchange offer represents a premium of 46% to GFI Group’s share price, for a total value of approximately $580 million.  In addition, CME Group will assume $240 million in outstanding debt, for a total value of approximately $820 million.  Concurrently, CME will sell GFI’s wholesale brokerage business to a private consortium led by current management for $165 million in cash and the assumption, at closing, of approximately $63M of unvested deferred compensation and other liabilities.  CME expects to retire the debt in 2015.  In aggregate, the total consideration is approximately $655 million for the Trayport and FENICS businesses before certain tax benefits that will be achieved based on the structure of the transactions.

GFI Group Stockholder Approval

GFI Group’s Board of Directors, acting upon the unanimous recommendation of a Special Committee of the Board comprised solely of independent and disinterested directors, approved the merger agreement and recommends that GFI Group’s stockholders vote to approve the merger agreement.  In addition to the stockholder approval required by GFI Group’s organizational documents and applicable law, the agreements provide that the merger agreement must be approved by the affirmative vote of holders of a majority of GFI Group common shares that are not held by Jersey Partners Inc. and its equity holders, the officers and directors of GFI Group, and the members of the GFI Group management consortium and their affiliates (other than GFI Group).

Jersey Partners Inc., GFI Group’s largest stockholder, and the members of the GFI Group management consortium and their respective affiliates have agreed to vote all of their GFI Group shares in favor of the transaction at the GFI Group stockholder meeting to approve the transaction.  GFI Group will hold a Special Meeting of stockholders at a later date to vote on this matter.

Timing

The closing of the transaction is subject to certain conditions including, among other things, the concurrent merger with Jersey Partners Inc. and sale of the wholesale brokerage business, the filing by CME Group and effectiveness of a Form S-4 registration statement, receipt of the requisite approval of GFI Group stockholders, and receipt of necessary governmental and regulatory approvals.  CME Group currently expects to file the Form S-4 registration statement with the Securities and Exchange Commission in the third quarter of this year and the parties expect the transaction to close early next year; however, there can be no assurance as to when or if the transaction contemplated by the definitive agreements will be consummated.

Advisors

Barclays Bank PLC is acting as financial advisor to CME Group and Skadden, Arps, Slate, Meagher & Flom LLP is acting as CME Group’s legal advisor.  Jefferies Group LLC is acting as financial advisor to GFI Group and Willkie Farr & Gallagher LLP is acting as legal advisor to GFI Group and the GFI Group management consortium. Greenhill & Co. is acting as financial advisor to the Special Committee and White & Case LLP is acting as the Special Committee’s legal advisor.

About CME Group

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk.  CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate.  CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago.  CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services across asset classes for exchange-traded contracts and over-the-counter derivatives transactions. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc.  CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc.  KCBOT, KCBT and Kansas City Board of Trade are trademarks of The Board of Trade of Kansas City, Missouri, Inc.  All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants.  More than 2,500 institutional clients benefit from GFI Group’ know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.  GFI Group’ brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI Group employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Manila, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Media Contacts

Damon Leavell

CME Group Senior Director, Corporate Communications

+1 212 299 2547

Damon.Leavell@cmegroup.com

Laurie Bischel

CME Group Executive Director, Corporate Communications

+1 312 648 8698

Laurie.Bischel@cmegroup.com

Patricia Gutierrez

GFI Group  Vice President - Public Relations

+ 1 212 968 2964

patricia.gutierrez@gfigroup.com

Investor Contacts

John Peschier

CME Group Managing Director, Investor Relations

+1 312 930 8491

John.Peschier@cmegroup.com

Mark Brazier

GFI Group Senior Vice President, Corporate Development and Communications

+1 212 968 6905

mark.brazier@gfigroup.com

Chris Ann Grimmett

GFI Group Investor Relations Manager

+1 212 968 4167

chris.grimmett@gfigroup.com

Important Information for Investors and Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed transactions will be submitted to the stockholders of GFI Group for their consideration.  CME Group will file a registration statement on Form S-4, and GFI Group and CME Group will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transactions with the Securities and Exchange Commission (the “SEC”).  GFI Group will provide the final joint proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about GFI Group, CME Group and the proposed transactions.  Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about GFI Group and CME Group free of charge at the SEC’s website at http://www.sec.gov.  In addition, the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by CME Group may be obtained free of charge by directing such request to: Investor Relations, GFI Group, 55 Water Street, New York, NY 10041 or from GFI Group’ Investor Relations page on its corporate website at www.gfigroup.com, and the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by CME Group may be obtained free of charge by directing such request to: Investor Relations, CME Group, 20 S. Wacker Drive, Chicago, IL 60606, or from CME Group’s Investor Relations page on its corporate website at www.cmegroup.com.

GFI Group, CME Group and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of GFI Group.  Information about the directors and executive officers of GFI Group is set forth in the proxy statement on Schedule 14A for GFI Group’ 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2014 and information about the directors and executive officers of CME Group is set forth in the proxy statement for CME Group’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2014.  Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transactions when it becomes available.

Forward Looking Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, with respect to GFI Group and CME Group (i) statements about the benefits of the transaction, including financial and operating results and synergy benefits that may be realized from the transaction and the timeframe for realizing those benefits; (ii) plans, objectives, expectations and intentions; (iii) other statements contained in this communication that are not historical facts; and (iv) other statements identified by words such as “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of GFI Group and CME Group and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements; the inability to complete the transactions contemplated by the definitive agreements due to the failure to obtain the required stockholder approval by GFI Group; the inability to satisfy the other conditions specified in the definitive agreements, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions; the risk that the proposed transactions disrupts current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of the transactions; the outcome of any legal proceedings that may be instituted against GFI Group, CME Group or others following announcement of the transaction; economic, political and market factors affecting trading volumes; securities prices or demand for GFI Group’ brokerage services; competition from current and new competitors; GFI Group’ and CME Group’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI Group’ ability to identify and develop new products and markets; changes in laws and regulations governing GFI Group’ and CME Group’s business and operations or permissible activities; GFI Group’ and CME Group’s ability to manage its international operations; financial difficulties experienced by GFI Group’ and CME Group’s customers or key participants in the markets in which GFI Group and CME Group focuses its services; GFI Group’ and CME Group’s ability to keep up with technological changes; and uncertainties relating to litigation and GFI Group’ and CME Group’s ability to assess and integrate acquisition prospects.  Further information about factors that could affect the financial and other results of GFI Group or CME Group is included in their respective filings with the Securities and Exchange Commission. Neither GFI Group or CME Group undertakes to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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